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EXHIBIT 1.1

     PDVSA FINANCE LTD.
FORM OF UNDERWRITING AGREEMENT

[DATE]

[REPRESENTATIVE OF THE UNDERWRITERS],
 as representatives of the several Underwriters
named in Schedule I hereto (the "Manager")
[ADDRESS]

Ladies and Gentlemen:

    PDVSA FINANCE LTD., a limited liability company organized under Cayman Islands law (the "Company"), a wholly owned subsidiary of Petróleos de Venezuela, S.A. ("PDVSA"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $[      ] of [  ]% [notes due       ] of the Company (the "Firm Securities") to be issued pursuant to the provisions of the senior indenture (the "Indenture") dated as of May 14, 1998 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by a supplemental indenture (the "Supplemental Indenture") to be dated as of the Closing Date (as defined below).

    [IF OVER-ALLOTMENT OPTION IS GRANTED: The Company also proposes to sell to the several Underwriters up to an additional $[      ] of [  ]% [notes due      ] of the Company (the "Additional Securities"), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such Additional Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Offered Securities."]

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to notes issuable pursuant to the Indenture (the "Notes") and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement filed with the Commission relating to the Notes, including exhibits thereto and the documents incorporated by reference therein, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement in the respective forms used to confirm sales of the Offered Securities. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company and by PDVSA with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          1A. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section lA(b) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter (or through the its representative or the Manager) expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

      (c) The Company is a wholly owned subsidiary of PDVSA and has been duly incorporated, is validly existing as a limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus. The Company does not own any material properties or assets and has not engaged in any business or activity other than in connection with its business as described in the Prospectus.

      (d) This Agreement has been duly authorized, executed and delivered by the Company.

      (e) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      (f)  Each of (i) the Supplemental Indenture, (ii) the Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of April 27, 1998 among the Company, PDVSA and PDVSA Petróleo, S.A. ("PDVSA Petróleo"), formerly known as PDVSA Petróleo y Gas, S.A., (iii) the Servicing and Collection Agency Agreement (the "Servicing and Collection Agency Agreement") dated as of April 27, 1998 among the Company, PDVSA Petróleo, PDVSA and Citibank, N.A., as Collection Agent, (iv) the Separateness Agreement (the "Separateness Agreement") dated as of April 27, 1998 between the Company and PDVSA, (v) each Designated Customer Notice (each a "Designated Customer Notice"), substantially in the form of Exhibit A to the Receivables Purchase Agreement with blanks appropriately completed and duly executed by the parties thereto, (vi) the Investment Management Agreement (the "Investment Management Agreement") dated as of April 27, 1998 between the Company and PDVSA and (vii) the Fiscal and Paying Agency Agreement (the "Fiscal Agency Agreement") dated as of May 14, 1998 among the Company, The Chase Manhattan Bank in its capacity as fiscal and paying agent and Chase Manhattan Bank Luxembourg, S.A., in its capacity as paying agent has been or on the Closing Date will have been (as the case may be) duly authorized, executed and delivered by, and is or on the Closing Date will be (as the case may be) a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

      (g) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Supplemental Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and Supplemental Indenture pursuant to which the Offered Securities are to be issued.

      (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Supplemental Indenture, the Offered Securities, the Fiscal Agency Agreement, the Receivables Purchase Agreement, the Servicing and Collection Agency Agreement, the Separateness Agreement, the Investment Management Agreement and each Designated Customer Notice (together, the "Transaction Documents") will not contravene any provision of applicable law (including, without limitation, any foreign exchange controls law or any requirement of any central bank) or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or, central bank agency is required for the performance by the Company of its obligations under the Transaction Documents except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

      (i)  The financial statements of the Company included in the Prospectus present fairly the financial position and results of operations of the Company as of the dates and for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein; and since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company otherwise than as set forth in the Prospectus.

      (j)  There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings accurately described in all material aspects in the Registration Statement or the Prospectus and proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Registration Statement.

      (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (l)  There are no liabilities, contingent or otherwise, of the Company except its obligations under the Transaction Documents and other liabilities which could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

      (m) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (n) All obligations and liabilities of the Company under this Agreement and the Offered Securities constitute and will constitute the direct and unconditional obligations of the Company.

      (o) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of the Transaction Documents have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.

      (p) Neither the sale of the Offered Securities by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      (q) The Company's registered place of business is located at Caledonian Bank & Trust Ltd., Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, the Cayman Islands.

      (r) Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof who are considered nonresidents of the Cayman Islands for purposes of Cayman Islands' tax laws will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental approval in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

      (s) There are no contracts or other documents to which the Company is a party which are material to the Company, which have not been described or referred to in the Registration Statement.

      (t)  Purvin & Gertz, Inc., whose report is incorporated by reference in the Prospectus and who will deliver the letter referred to in Section 4(i) hereof, was, as of the date of such report and is, as of the date hereof "independent". For purposes of this paragraph, Purvin & Gertz, Inc. shall be considered "independent" if from the date which was six months prior to the date hereof, neither Purvin & Gertz, Inc. nor any of its Members (defined below) (i) had, or was committed to acquire, any direct material financial interest or material indirect financial interest in the Company or any Affiliate thereof or (ii) was, or will be connected as a promoter, underwriter, voting trustee, director, officer or employee of the Company or any Affiliate thereof. "Member" shall mean (a) all partners, shareholders and other principals of Purvin & Gertz, Inc., (b) any professional employee of Purvin & Gertz, Inc. involved in preparing such report and (c) any professional employee having managerial responsibilities and located in any office of Purvin & Gertz, Inc. which was involved in preparing such report. "Affiliate" shall have the meaning defined in Rule 501(b) of Regulation D under the Securities Act.

      (u) The Transaction Documents to be executed and the transactions contemplated thereby to which the Company is a party constitute commercial activities of the Company, and the Company is subject to the private commercial law of Venezuela and the Cayman Islands with respect thereto. The Company has, to the fullest extent permitted by applicable law, effectively waived any right of immunity on the grounds of sovereignty or otherwise from jurisdiction or execution in respect of any action or proceeding relating in any way to the Transaction Documents and any other document to be executed and delivered in connection with the Transaction Documents and the transactions contemplated thereby that may be brought in the courts of Venezuela, the Cayman Islands or elsewhere.

      (v) Each Manager has received a true, complete and correct copy of each of the Transaction Documents in effect as of the date hereof, including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto, if any. Each such Transaction Document is in full force and effect and has not been amended, modified, terminated or waived, except prior to the date hereof as disclosed in writing to the Underwriters. Neither the Company nor any of its Affiliates, nor, to the Company's knowledge, any other party to any Transaction Document is in default under any of the Transaction Documents. All conditions precedent to the obligations of the respective parties under the Transaction Documents have been satisfied or, with the written consent of the Underwriters, waived. As of the date hereof, each of the representations and warranties made by the Company or any of its Affiliates in the Transaction Documents are true and correct in all material respects.

      (w) Except as described in the Prospectus, there is no tax, levy, deduction, charge or withholding imposed by Venezuela or the Cayman Islands or any political subdivision thereof or therein either (i) on or by virtue of the execution, delivery or performance of the Transaction Documents or (ii) on any payment to be made by the Company hereunder or under any of the other Transaction Documents.

          1B. Representations and Warranties of PDVSA. PDVSA represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section lA(b) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter (or through the its representative or the Manager) expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee.

      (c) The consolidated financial statements of PDVSA and its subsidiaries included in the Prospectus present fairly the financial position and results of operations of PDVSA and its subsidiaries, taken as a whole, as of the dates and for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein; and since the date of the latest audited consolidated financial statements of PDVSA included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of PDVSA and its subsidiaries, taken as a whole, otherwise than as set forth in the Prospectus.

      (d) PDVSA has been duly incorporated, is validly existing as a sociedad anónima in good standing under the laws of Venezuela, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on PDVSA and its subsidiaries, taken as a whole.

      (e) PDVSA holds its direct equity interest in the Company and in PDVSA Petróleos in the manner described in the Prospectus, free from liens, encumbrances and defects.

      (f)  Each of the Transaction Documents to which PDVSA is a party has been duly authorized, executed and delivered by, and is a valid and binding agreement of, PDVSA, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

      (g) The execution and delivery by PDVSA of, and the performance by PDVSA of its obligations under, the Transaction Documents to which it is a party will not contravene any provision of applicable law (including, without limitation, any foreign exchange control law or any requirement of any central bank) or estatutos of PDVSA or any agreement or other instrument binding upon PDVSA that is material to PDVSA and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over PDVSA or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency or central bank is required for the performance by PDVSA of its obligations under such Transaction Documents.

      (h) No circumstance or other event has arisen that has caused or, with the giving of notice or the lapse of time, or both, would cause PDVSA to be in default under any provision of any Transaction Document to which it is a party, which default would, individually or in the aggregate, have a material adverse effect on PDVSA and its subsidiaries taken as a whole.

      (i)  There are no legal or governmental proceedings pending or threatened to which the PDVSA or any of its subsidiaries is a party or to which any of the properties of PDVSA or any of its subsidiaries is subject other than proceedings accurately described in all material aspects in the Registration Statement or the Prospectus and proceedings that would not have a material adverse effect on PDVSA or any of its subsidiaries taken as a whole, or on the power or ability of PDVSA to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Registration Statement.

      (j)  PDVSA is not in default of any of its obligations under the Transaction Documents and, as of the date hereof, each of the representations and warranties made by PDVSA in the Transaction Documents is true and correct in all material respects.

    2.  Agreement to Sell and Purchase; Terms of Public Offering. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Offered Securities set forth opposite its name in Schedule I hereto at a purchase price of [  ]% of the principal amount thereof (the "Offer Price"). The Underwriters have advised the Company that the Underwriters will make an offering of the Offered Securities purchased by the Underwriters hereunder on the terms to be set forth in the Prospectus, as soon as practicable after this Agreement has been entered into as in the Underwriters' judgment is advisable.

    [IF OVER-ALLOTMENT OPTION IS GRANTED: On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to an aggregate of $[      ] at the Offer Price. If the Underwriters elect to exercise such option, the Manager shall notify the Company in writing not later than 30 days after the Closing Date, which notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased (the "Option Closing Date"). Such date may be the same as the Closing Date, but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in this Section 2 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.]

    3.  Payment and Delivery. Payment for the Offered Securities shall be made to the Company in Federal or other funds immediately available in New York City (in the case of Offered Securities denominated in U.S. dollars) or London, England (in the case of Offered Securities denominated in Euros), against delivery of such Offered Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [            ], at [            ], or at such other time or place on the same or such other date as shall be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the "Closing Date" or the "Option Closing Date," as the case may be.

    Certificates for the Offered Securities shall be in definitive or global form, as specified by the Manager, and registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Offered Securities shall be delivered to the Manager on the Closing Date or Option Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid, against the payment of the aggregate purchase price therefor specified in Section 2 above, plus accrued interest, if any, to the date of payment and delivery. Accrued interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

    4.  Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date are subject to the following conditions:

      (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

         (i) there shall have not occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

        (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or PDVSA, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Underwriters is material and adverse and that makes it, in the judgment of the Underwriters, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

      (b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect (A) set forth in clause (a)(i) above, (B) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (C) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (D) that no Event of Default (as defined in the Indenture) or event or condition that with the giving of notice or passage of time (or both) would constitute an Event of Default has occurred and is continuing and no other party to any Transaction Document is in default with respect to its obligations thereunder and (ii) a certificate, dated the Closing Date and signed by an executive officer of PDVSA, to the effect that (A) the representations and warranties of PDVSA contained in this Agreement are true and correct as of the Closing Date and (B) PDVSA has complied with all of its obligations under the Transaction Documents to which it is a party, and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened and default of other parties to any of the Transaction Documents.

      (c) The Underwriters shall have received on the Closing Date an opinion as to New York and U.S. federal law of Shearman & Sterling, outside U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (d) The Underwriters shall have received on the Closing Date an opinion as to Cayman Islands law of W.S. Walker & Company, outside Cayman Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (e) The Underwriters shall have received on the Closing Date an opinion as to Venezuelan law of [            ][the general counsel of PDVSA], dated the Closing Date, to the effect set forth in of Exhibit C. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (f)  The Underwriters shall have received on the Closing Date an opinion as to Venezuelan law of [            ], Venezuelan counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit D.

      (g) The Underwriters shall have received on the Closing Date an opinion as to New York and U.S. federal law of [            ], counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit E.

      (h) The Underwriters shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, from (i) Alcaraz Cabrera Vázquez (a member firm of KPMG), independent public accountants of the Company and PDVSA for the year 2000, (ii) Espinèra, Sheldon y Asociados (a member firm of PricewaterhouseCoopers), independent public accountants of the Company and PDVSA for the years 1999 and 1998, and (iii) Deloitte & Touche LLP, independent public accountants of PDV America, Inc. and CITGO Petroleum Corporation, as applicable, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus provided that the letter delivered on the Closing Date shall use "cut-off-date" not earlier than the date hereof.

      (i)  The Underwriters shall have received a letter of Purvin & Gertz, Inc., addressed to the Underwriters and dated the Closing Date, confirming that it is an independent consultant with respect to the Company and reaffirming, as of the Closing Date, the accuracy and completeness in all material respects of all statements made in its report included in the Prospectus.

      (j)  The Underwriters shall have received true, complete and correct copies of each of the Transaction Documents as in effect on the Closing Date (including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto).

      (k) The Underwriters shall have received copies of the Memorandum and Articles of Association of the Company and duly adopted resolutions of the Board of Directors of the Company, PDVSA Petróleo and PDVSA, as in effect on the Closing Date, authorizing the execution and delivery of the Transaction Documents and the documents to be delivered by the Company, PDVSA Petróleo and PDVSA hereunder, and the consummation of the transactions contemplated thereby, certified by authorized officers of the Company, PDVSA Petróleo and PDVSA, as applicable.

      (l)  The Underwriters shall have received duly executed certificates of authorized officers of each of the Company, PDVSA Petróleo and PDVSA, dated the Closing Date, and in form and substance reasonably satisfactory to the Underwriters, certifying the names and true signatures of the officers authorized on behalf of the Company, PDVSA Petróleo or PDVSA, as the case may be, to sign the Transaction Documents and any instruments or documents in connection with the Transaction Documents.

      (m) Each of Moody's, Fitch and Duff & Phelps shall have delivered to the Company and the Underwriters a final rating letter, dated as of the Closing Date, setting forth a rating with respect to the Offered Securities of at least [            ].

      (n) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized financial or accounting officer of the Company, which certificate shall set forth a schedule containing a calculation in reasonable detail demonstrating (i) compliance as of the Closing Date, on a pro forma basis after giving effect to the issuance and sale of the Offered Securities and the application of the proceeds thereof, by the Company with its financial covenants contained in Section 4.03 of the Fiscal Agency Agreement, (ii) that as of the Closing Date, on a pro forma basis after giving effect to the issuance and sale of the Offered Securities and the application of the proceeds thereof, Purchased Receivables (valued at the purchase price paid therefore) and cash, cash equivalents and Permitted Investments (including amounts held in the Liquidity Facility, as defined in the Fiscal Agency Agreement, the "Liquidity Facility") owned by the Company have an aggregate value of at least 100% of the outstanding principal amount of Indebtedness (as defined in the Fiscal Agency Agreement) of the Company and (iii) that on the Closing Date, after giving effect to receipt and application of the net proceeds of the Offered Securities, the Liquidity Facility has been fully funded to its required level, together with a statement to the effect that to the best of such officer's knowledge the information contained in such certificate is true and correct as of the Closing Date.

      (o) The Underwriters shall have received copies of the Process Agent (as defined in Section 14(c)) acceptance letters of each of PDVSA and the Company.

      (p) Prior to the Closing Date, the Company shall have furnished to the Manager such further information, certificates and documents as they may reasonably request.

    5.  Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

      (a) To furnish to the Manager, without charge, such number of signed copies of the Registration Statement (including exhibits thereto) as the Manager may reasonably request and to deliver to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto), and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

      (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably object.

      (c) If, during such period after the first date of the public offering of the Offered Securities as the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses will be furnished to the Company by the Manager) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request.

      (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering the twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 180 days after the close of the period covered thereby and in all other cases shall be made available not later than 90 days after the close of the period covered thereby.

      (f)  During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

      (g) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of any preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Offered Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the Offered Securities; (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors; and (x) all document production charges and expenses of counsel to the Underwriters incurred in connection with the preparation of the Supplemental Indenture.

      (h) To apply the net proceeds from the sale of the Offered Securities as set forth under "Use of Proceeds" in the Prospectus.

      (i)  To indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax imposed by Venezuela or the Cayman Islands, including any interest and penalties, on the creation, issuance and sale of the Offered Securities to the Underwriters and the subsequent initial resale by the Underwriters and on the execution and delivery of this Agreement and any withholding tax with respect to the payment of any fees hereunder to the Underwriters. All payments to be made by the Company hereunder shall be made without deduction for or on account of any present (as of the Closing Date) or, with respect to payments made pursuant to the indemnities provided for in this Agreement, future taxes, duties or governmental charges imposed by Venezuela or the Cayman Islands unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company agrees to pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made and to provide evidence to the Underwriters of the payment of the relevant taxes.

    6.  Indemnity and Contribution. (a) Each of the Company and PDVSA, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal of other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company, PDVSA or both shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or PDVSA in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Offered Securities to such person if the Company had previously furnished sufficient copies thereof to the Underwriters on a timely basis, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and PDVSA, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Company or PDVSA within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and PDVSA to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company or PDVSA (as appropriate), in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be, liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and PDVSA on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

  above but also the relative fault of the Company and PDVSA on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and PDVSA on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and PDVSA and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and PDVSA on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, PDVSA or both or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several, and not joint, in proportion to the respective principal amounts of Offered Securities they have purchased hereunder.

      (e) The Company, PDVSA and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

      (f)  The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and PDVSA contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, PDVSA, their respective officers or directors or any person controlling the Company or PDVSA and (iii) acceptance of and payment for any of the Offered Securities.

    7.  Termination. This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York

State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

    8.  Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof of by the parties hereto. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of all the Offered Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or PDVSA. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or PDVSA to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or PDVSA shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

    9.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

    12. Successors. This Agreement is for the benefit of the Underwriters, the Company and PDVSA and their respective successors and, to the extent expressed in this Agreement, for the benefit of persons controlling each Underwriter, the Company or PDVSA, and directors and officers of the

Company and PDVSA, and their respective successors, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

    13. Notices. All notices and communications under this Agreement will be in writing, mailed or delivered by messenger, facsimile transmission or otherwise, effective only on receipt, addressed to the parties as follows:

    (i) if to the Underwriters, to:

  [MANAGER]
  [ADDRESS]
  Attention: [      ]
  Telephone:[      ]
  Fax: [      ]

    (ii) if of the Company, to:

  PDVSA Finance Ltd.
  Caledonian Bank & Trust, Ltd.
  Caledonian House, Mary Street, P.O. Box 1043
  George Town
  Grand Cayman, the Cayman Islands
  Attention: Managing Director

  and

  PDVSA Finance Ltd.
  c/o Petróleos de Venezuela, S.A.
  Avenida Libertador
  La Campiña, Apdo 169
  Caracas 1010-A
  Venezuela

  Attention: Chief Financial Officer
  Tel: (011) 58-212-708-4663
  Fax: (011) 58-212-708-4359

  Attention: General Counsel
  Tel: (011) 58-212-708-4989
  Fax: (011) 58-212-708-4666

    (iii) if to PDVSA, to:

  Petróleos de Venezuela, S.A.
  Avenida Libertador
  La Campiña, Apdo 169
  Caracas 1010-A
  Venezuela

  Attention: Functional Manager of Corporate Finance
  Tel: (011) 58-212-708-4371
  Fax: (011) 58-212-708-4510

    14. Waiver of Immunity; Submission to Jurisdiction; Process Agent; Waiver of Jury Trial. (a) To the extent that the Company, PDVSA or any of their assets may have, or may hereafter become entitled to or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any competent court, from service of process upon it or any agent, from attachment prior to judgment, from attachment upon or in aid of execution of judgment, or from execution of judgment or other legal process or proceeding for the giving of any relief or for the enforcement of judgments, in any jurisdiction, the Company and PDVSA (as the case may be) hereby irrevocably and to the fullest extent permitted by law waive, and agrees not to claim, any such immunity for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any document delivered pursuant hereto, in each case for the benefit of the Underwriters, and their respective successors and assigns. Except as specifically waived in the preceding sentence, PDVSA expressly reserves the right, if any, to claim immunity from attachment in aid of jurisdiction or from prejudgment attachment.

      (b) Each of the parties hereto irrevocably agrees that any legal action, suit or proceeding brought by or against it with respect to any matter under or arising out of or in any way connected with this Agreement or any document delivered pursuant hereto or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the federal courts of the United States for the Southern District of New York (and the courts of appeal thereto), and if they cannot or will not hear such an action; then in the state courts of the County and State of New York (and courts of appeal thereto) and the courts of the Republic of Venezuela that sit in Caracas (and the state courts of appeal thereto), and by the execution and delivery of this Agreement, the Company and PDVSA hereby irrevocably accept and submit to the non-exclusive jurisdiction of the aforesaid courts in person, generally and unconditionally, with respect to any such action, suit or proceeding for itself and in respect of its property, assets and revenues.

      (c) Each of the Company and PDVSA hereby irrevocably designates, appoints and empowers the CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, NY 10011, and its successors, as its process agent (together with any successor appointment below, (the "Process Agent"), to receive, accept and acknowledge for and on its behalf and on behalf of its property, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the federal courts of the United States for the Southern District of New York (and courts of appeal thereto), and if they cannot and will not hear such an action, in the state courts of the County and State of New York (and courts of appeal thereto) which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each of the Company and PDVSA agrees to take any and all action necessary to continue such designation in full force and effect and to advise the Initial Purchasers of any change of address of the Process Agent. Each of the Company and PDVSA hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 13 hereof or to any other address of which it shall have given notice pursuant to Section 13 hereof or to the then current Process Agent. Each of the Company and PDVSA agrees that service upon it or any Process Agent as provided for herein shall, to the fullest extent permitted by law, constitute valid and effective personal service upon it and that the failure of the Process Agent to give any notice of such service to the Company or PDVSA, as the case may be, shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Should the Process Agent become unavailable for this purpose for any reason, the Company and PDVSA shall forthwith irrevocably designate a new process agent within New York, New York, which shall agree to act as process agent for the Company and PDVSA with the powers and for the purposes specified in this clause.

      (d) In addition, each of the parties hereto hereby irrevocably waives to the fullest extent permitted by law, any objection which it or any of them may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Agreement or any document delivered pursuant hereto or thereto brought in any of the aforesaid courts, and hereby further irrevocably waives and agrees, to the fullest extent permitted by law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

      (e) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY DOCUMENT DELIVERED HERETO OR THERETO AND FOR ANY COUNTERCLAIM THEREON.

    16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder from a party hereto (the "first party") to another party hereto (the "second party") that is expressed and paid in a currency (the "judgment currency") other than U.S. dollars, the first party will indemnify the second party against any loss incurred by the second party as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the second party is able to purchase U.S. dollars with the amount of judgment currency actually received by the secondary party. The foregoing indemnity shall constitute a separate and independent obligation of the first party and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

Very truly yours,
PDVSA FNANCE LTD.
By:	Name: Title:
By:	Name: Title:
PETRÓLEOS DE VENEZUELA, S.A.
By:	Name: Title:
By:	Name: Title:

Accepted as of the date hereof

[INSERT NAME OF THE MANAGER]

Acting severally on behalf of themselves
and the several Underwriters named in Schedule I hereto.

By:	Name: Title:

SCHEDULE I

Name of Underwriter	Principal Amount of Offered Securities to be Purchased
[INSERT NAMES OF UNDERWRITERS]
Total

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EXHIBITS

[EXHIBITS TO THE FORM OF UNDERWRITING AGREEMENT—TO BE FILED BY AMENDMENT]

F–1

QuickLinks

  EXHIBIT 1.1
SCHEDULE I
EXHIBITS [EXHIBITS TO THE FORM OF UNDERWRITING AGREEMENT—TO BE FILED BY AMENDMENT]